SCHEDULE “A”

AUDIT COMMITTEE CHARTER

of

DynaMotive Energy Systems Corporation
(the “Company”)

Purpose: Responsibilities and Authority

The audit committee (the “Committee”) shall carry out its responsibilities under applicable laws, regulations and stock exchange requirements with respect to the employment, compensation and oversight of the Company’s independent auditor, and other matters under the authority of the Committee. The Committee also shall assist the Board of Directors in carrying out its oversight responsibilities relating to the Company’s financial, accounting and reporting processes, the Company’s system of internal accounting and financial controls, the Company’s compliance with related legal and regulatory requirements, and the fairness of transactions between the Company and related parties. In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

Relationship with Independent Auditors.

The Committee shall have the sole authority to appoint or replace the independent auditor.

The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The independent auditor shall report directly to the Committee.

The Committee shall approve in advance all audit and permitted non-audit services with the independent auditors, including the terms of the engagements and the fees payable. The Committee may delegate to a subcommittee the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decision of any such subcommittee shall be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall review and evaluate the experience and qualifications of the lead partner and senior members of the independent auditor team.

At least annually, the Committee shall obtain and review a report from the independent auditor regarding:

the independent auditor’s internal quality-control procedures;

any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

any steps taken to deal with any such issues; and

all relationships between the independent auditor and the Company.

At least annually, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.

The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring partner responsible for reviewing the audit, and other audit partners as required by law.

The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

The Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account or participated in any capacity in the audit of the Company.

Financial Statement and Disclosure Review.

The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be filed with applicable securities regulatory authorities and included in the Company’s annual reports, including its annual report on Form 20-F.

The Committee shall review and discuss with management (and, to the extent the Committee deems it necessary or appropriate, the independent auditor) the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether such financial statements should be filed with applicable securities regulatory authorities.

The Committee shall review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the independent auditor’s assessment of the quality of the Company’s accounting principles, any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

At least annually and prior to the publication of annual audited financial statements, the Committee shall review and discuss with management and the independent auditor a report from the independent auditor on:

all critical accounting policies and practices used by the Company;

all alternative accounting treatments of financial information that have been discussed with management since the prior report, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and an explanation of why the independent auditor’s preferred method was not adopted; and

other material written communications between the independent auditor and management since the prior report, such as any management letter or schedule of unadjusted differences, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

Prior to their filing or issuance, the Committee shall review and discuss with management the Company’s Form 20-F Report, quarterly and annual earnings press releases, and other financial press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

The Committee shall review and discuss with management the financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be specific or it may be in general regarding the types of information to be disclosed and the types of presentations to be made.

Conduct of the Annual Audit. The Committee shall oversee the annual audit, and in the course of such oversight the Committee shall have the following responsibilities and authority:

The Committee shall meet with the independent auditor prior to the audit to discuss the planning and conduct of the annual audit, and shall meet with the independent auditor as may be necessary or appropriate in connection with the audit.

The Committee shall ascertain that the independent auditor is registered and in good standing with the Canadian Public Accounting Board and the Public Company Accounting Oversight Board and that the independent auditor satisfies all applicable Canadian independence standards, Independence Standards Board Standard No. 1, and SEC Regulation S-X, Section 2-01.

The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

the management letter provided by the independent auditor and the Company’s response to that letter; and

any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

The Committee shall obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934 and that, in the course of conducting the audit, the independent auditor has not become aware of information indicating that an illegal act has or may have occurred or, if such an act may have occurred, that the independent auditor has taken all action required by Section 10A(b) of the Securities Exchange Act of 1934.

The Committee shall make such inquiries to the management and the independent auditor as they deem necessary or appropriate to satisfy themselves regarding the efficacy of the Company’s financial and internal controls and procedures and the auditing process.

Compliance and Oversight.

The Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers and financial analysts who follow the Company.

The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

At least annually and prior to the filing of the Form 20-F, the Committee shall review with management and the independent auditor the disclosure controls and procedures and confirm that the Company (with CEO and CFO participation) has evaluated the effectiveness of the design and operation of the controls within 90 days of the date of filing of the Form 20-F report. The Committee also shall review with management and the independent auditor any deficiencies in the design and operation of internal controls and significant deficiencies or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. As a part of that review, the Committee shall review the process followed in preparing and verifying the accuracy of the CEO and CFO annual certifications required to be included in the Form 20-F Report.

At least annually and prior to the filing of the Form 20-F, the Committee shall review with management and the independent auditor management’s internal control report and assessment of the effectiveness of the internal controls and procedures, and the independent auditor’s report on and attestation to management’s assessment.

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or reports which raise material issues regarding the Company’s financial statements or accounting policies.

At least annually, the Committee shall meet with the Company’s legal counsel and discuss any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

The Committee shall prepare all reports required under applicable laws, regulations and stock exchange requirements.

Related Party Transactions.

The Committee shall review for fairness to the Company proposed transactions, contracts and other arrangements between the Company and its subsidiaries and any related party or affiliate, and make recommendations to the Board whether any such transactions, contracts and other arrangements should be approved or continued. The foregoing shall not include any compensation payable pursuant to any plan, program, contract or arrangement subject to the authority of the Company’s Compensation Committee.

As used herein the term “related party” means any officer or director of the Company or any subsidiary, or any shareholder holding a greater than 5% direct or indirect financial or voting interest in the Company, and the term “affiliate” means any person, whether acting alone or in concert with others, that has the power to exercise a controlling influence over the Company and its subsidiaries.

Structure and Membership

Number and qualification. The Committee shall consist of three persons unless the Board should from time to time otherwise determine. All members of the Committee shall meet the experience and financial literacy requirements of Multilateral Instrument MI 52-110 (“MI 52-110”). At least one member of the Committee shall be a “financial expert” as defined in Section 16.A of Form 20-F.

Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Committee at any time with or without cause.

Independence. All of the members of the Committee shall be “independent” as required for audit committees by MI 52-110 and Securities and Exchange Commission Rule 10A (“SEC Rule 10A”). The relevant portions of the foregoing are attached to this Charter as exhibits.

Chair. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

Compensation. The compensation of the Committee shall be as determined by the Board.

Term. Members of the Committee shall be appointed for one-year terms. Each member shall serve until his or her replacement is appointed, or until he or she resigns or is removed from the Board or the Committee.

Procedures and Administration

Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities, but not less than quarterly. The Committee shall keep minutes of its meetings and any other records as it deems appropriate.

Subcommittees. The Committee may form and delegate authority to one or more subcommittees, consisting of at least one member, as it deems appropriate from time to time under the circumstances.

Reports to the Board. The Committee shall report (orally or otherwise) regularly to the Board following meetings of the Committee with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and shall report in writing on request of the Chairman of the Board.

Charter. The Committee shall, at least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Independent Advisors. The Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay appropriate compensation to advisors engaged by the Committee.

Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any Officer or other person to meet with the Committee and to access all Company records.

Annual Self-Evaluation. The Committee shall evaluate its own performance at least annually.

Additional Powers

The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit “A”

Audit Committee Member Independence and Financial Literacy Requirements

Section 1.4 of MI 52-110

Meaning of Independence:

(1)        A member of an audit committee is independent if the member has no direct or indirect material relationship with the issuer.

(2)        For the purposes of subsection (1), a material relationship means a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a member’s independent judgement.

(3)        Despite subsection (2), the following individuals are considered to have a material relationship with an issuer:

(a)        an individual who is, or has been, an Employee or executive officer of the issuer, unless the prescribed period has elapsed since the end of the service or employment;

(b)        an individual whose immediate family member is, or has been, an executive officer of the issuer, unless the prescribed period has elapsed since the end of the service or employment;

(c)        an individual who is, or has been, an affiliated entity of, a partner of, or employed by, a current or former internal or external auditor of the issuer, unless the prescribed period has elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended;

(d)        an individual whose immediate family member is, or has been, an affiliated entity of, a partner of, or employed in a professional capacity by, a current or former internal or external auditor of the issuer, unless the prescribed period has elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended;

(e)        an individual who is, or has been, or whose immediate family member is or has been, an executive officer of an entity if any of the issuer’s current executive officers serve on the entity’s compensation committee, unless the prescribed period has elapsed since the end of the service or employment;

(f)        an individual who

(i)        has a relationship with the issuer pursuant to which the individual may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice-chair of the board or any board committee; or

(ii)       receives, or whose immediate family member receives, more than $75,000 per year in direct compensation from the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice-chair of the board or any board committee, unless the prescribed period has elapsed since he or she ceased to receive more than $75,000 per year in such compensation.

(g)        an individual who is an affiliated entity of the issuer or any of its subsidiary entities.

(4)        For the purposes of subsection (3), the prescribed period is the shorter of

(a)        the period commencing on March 30, 2004 and ending immediately prior to the determination required by subsection (3); and

(b)        the three year period ending immediately prior to the determination required by subsection (3).

(5)        For the purposes of clauses (3)(c) and (3)(d), a partner does not include a fixed income partner whose interest in the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with an internal or external auditor if the compensation is not contingent in any way on continued service.

(6)        For the purposes of clause (3)(f), compensatory fees and direct compensation do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer if the compensation is not contingent in any way on continued service.

(7)        For the purposes of subclause 3(f)(i), the indirect acceptance by a person of any consulting, advisory or other compensatory fee includes acceptance of a fee by

(a)        a person’s spouse, minor child or stepchild, or a child or stepchild who shares the person’s home; or

(b)        an entity in which such person is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary entity of the issuer.

(8)        Despite subsection (3), a person will not be considered to have a material relationship with the issuer solely because he or she

(a)        has previously acted as an interim chief executive officer of the issuer, or

(b)        acts, or has previously acted, as a chair or vice-chair of the board of directors or any board committee, other than on a full-time basis.

Exhibit “B”

SEC Rule 10A-3

In order to be considered independent for the purposes of SEC Rule 10A-3, a director must meet the following independence standards.

(i)        Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent.

(ii)       In order to be considered to be independent, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A)        Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B)        Be an affiliated person of the issuer or any subsidiary thereof.

The following definitions apply to the determination of independence under Rule 10A-3:

(1)        (i)        The term affiliate of, or a person affiliated with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii)       A person will be deemed not to be in control of a specified person for purposes of this section if the person:

(1)        Is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and

(2)        Is not an executive officer of the specified person.

(iii)      The following will be deemed to be affiliates:

(A)        An executive officer of an affiliate;

(B)        A director who also is an employee of an affiliate;

(C)        A general partner of an affiliate; and

(D)        A managing member of an affiliate.

(iv)       For purposes of paragraph(1)(i) of this section, dual holding companies will not be deemed to be affiliates of or persons affiliated with each other by virtue of their dual holding company arrangements with each other, including where directors of one dual holding company are also directors of the other dual holding company, or where directors of one or both dual holding companies are also directors of the businesses jointly controlled, directly or indirectly, by the dual holding companies (and, in each case, receive only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the dual holding companies or any entity that is jointly controlled, directly or indirectly, by the dual holding companies).

(2)        In the case of foreign private issuers with a two-tier board system, the term board of directors means the supervisory or non-management board.

(3)        In the case of a listed issuer that is a limited partnership or limited liability company where such entity does not have a board of directors or equivalent body, the term board of directors means the board of directors of the managing general partner, managing member or equivalent body.

(4)        The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(5)        The term dual holding companies means two foreign private issuers that:

(i)        Are organized in different national jurisdictions;

(ii)       Collectively own and supervise the management of one or more businesses which are conducted as a single economic enterprise; and

(iii)      Do not conduct any business other than collectively owning and supervising such businesses and activities reasonably incidental thereto.

(6)        The term executive officer has the meaning set forth in § 240.3b -7.

(7)        The term foreign private issuer has the meaning set forth in § 240.3b -4(c).

(8)        The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary of the issuer.

(9)        The terms listed and listing refer to securities listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.

Exhibit “C”

Audit Committee Financial Literacy Requirements MI 52-110

Section 3.1(4) states that each audit committee member must be financially literate. Section 1.5 defines the meaning of financial literacy as follows:

“For the purposes of this Instrument, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the issuer’s financial statements.”

Exhibit “D”

Form 20-F Definition of Financial Expert

For purposes of this Item, an audit committee financial expert means a person who has the following attributes:

i.        An understanding of generally accepted accounting principles and financial statements;

ii.       The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

iii.      Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements, or experience actively supervising one or more persons engaged in such activities;

iv.       An understanding of internal control over financial reporting; and

v.        An understanding of audit committee functions.

A person shall have acquired such attributes through:

i.        Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

ii.       Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

iii.      Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

iv.       Other relevant experience.